                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                           COMPASS BANCSHARES, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                      [LOGO OF COMPASS BANKSHARES, INC.]


To the Shareholders of
Compass Bancshares, Inc.
                                                                  March 6, 1996

  In connection with the annual meeting of shareholders of Compass Bancshares, Inc., to be held on April 9, 1996, at Compass Bank--Houston's River Oaks Office in Houston, Texas, we enclose a Notice of Meeting and Proxy Statement containing information concerning those matters which are to be considered at the meeting. Detailed information concerning the Corporation's activities and operations during 1995 is contained in our annual report, which is also enclosed.

  Please sign and return the form of proxy in the enclosed postage-prepaid envelope so that your shares can be voted in the event you are unable to attend the meeting. You may, of course, vote in person at the meeting, whether or not you submitted a proxy.

  We are pleased that the success of our Texas operations led your board of directors to hold our shareholders meeting in Houston this year. Approximately 15 percent of our shareholders live in Texas and almost 1200 Compass employees work in our 70 plus offices in that state. Significantly, upon completion of pending acquisitions, over 40 percent of our assets will be in Texas. In recognition of the importance of Texas to our future, Bob Wright, a Texan, is one of the nominees for director this year. Hope to see you in Houston!

                                          Sincerely yours,

                                          /s/ D. Paul Jones, Jr.

                                          D. Paul Jones, Jr.
                                          Chairman and Chief Executive Officer

 PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ACCOMPANYING PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                           COMPASS BANCSHARES, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 to be held on

                                April 9, 1996,

                               ----------------

  The annual meeting of the shareholders of Compass Bancshares, Inc., will be held at the offices of Compass Bank--Houston, 2001 Kirby Drive, Houston, Texas, on Tuesday, April 9, 1996, at 11:00 a.m., Houston time, for the following purposes:

  1. To elect five (5) directors, each to serve for a term of three (3) years or until their successors are elected and qualified.

  2. To approve the appointment of independent auditors.

  3. To approve the Compass Bancshares, Inc. 1996 Long Term Incentive Plan.

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Shareholders of record at the close of business on February 23, 1996, are entitled to notice of and to vote at the meeting.

  Shareholders who do not expect to attend the meeting are requested to sign the enclosed proxy and return it immediately in the enclosed envelope in order that their shares may be represented at the meeting.

                                          By Order of the Board of Directors

                                          /s/ Jerry W. Powell

                                          Jerry W. Powell
                                          General Counsel and Secretary

Birmingham, Alabama
March 6, 1996

                           COMPASS BANCSHARES, INC.

                     PROXY STATEMENT FOR ANNUAL MEETING OF
                   SHAREHOLDERS TO BE HELD ON APRIL 9, 1996

                               ----------------

                                 INTRODUCTION

  This Proxy Statement is furnished to shareholders of Compass Bancshares, Inc., a Delaware corporation (the "Corporation"), in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the annual meeting of shareholders to be held on April 9, 1996, and at any adjournments thereof, for the purpose of (i) electing five directors of the Corporation, (ii) approving the appointment of independent auditors, (iii) approving the Compass Bancshares, Inc. 1996 Long Term Incentive Plan (the "1996 Plan"), and (iv) transacting such other business as may properly come before the meeting. The executive offices of the Corporation are located at 15 South 20th Street, Birmingham, Alabama 35233. This Proxy Statement and the accompanying form of proxy, together with a copy of the Corporation's annual report for 1995, were mailed to shareholders of the Corporation on or about March 6, 1996.

SHAREHOLDERS ENTITLED TO VOTE

  Each holder of record of the Corporation's common stock as of the close of business on February 23, 1996, will be entitled to vote at the shareholders' meeting and at any adjournments thereof. Each shareholder will be entitled to one vote on each proposal for each share of common stock of the Corporation held as of such date. At the close of business on February 23, 1996, there were 38,569,409 shares of the Corporation's common stock issued and outstanding. Notwithstanding the record date specified above, the stock transfer books of the Corporation will not be closed and stock may be transferred subsequent to the record date, although all votes must be cast in the names of the shareholders of record as of the record date.

VOTE REQUIRED

  The matters which may be considered and acted upon by the shareholders at the meeting require approval by the affirmative vote of at least a majority of the votes cast by the shareholders present in person or by proxy and constituting a quorum at the annual meeting.

  A shareholder may abstain or withhold his vote (collectively, "abstentions") with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will be counted as not voting in favor of the relevant item. Since the election of directors and the approval of the appointment of auditors is determined by the votes cast, abstentions will not affect such election or approval. Since the approval of the 1996 Plan requires the affirmative vote of at least a majority of the shares representing a quorum at the annual meeting, abstentions will have the effect of a negative vote.

  A broker who holds shares in street name has the authority to vote on certain items when he has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters put to shareholders without instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a broker nonvote. Under the circumstances where the broker is not permitted to or does not exercise its discretion, assuming proper disclosure to the Corporation of such inability to vote, broker nonvotes will be counted for purposes of determining the existence of a quorum, but also will be counted as not voting in favor of the particular matter. Since each of the matters submitted for shareholder approval is a matter for which a broker may exercise its discretion or is a matter that will be determined by a majority of the votes cast, broker nonvotes, if any, will not have any effect on the outcome of any matter submitted for shareholder approval.

PROXIES

  If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it has been exercised, but if it is not revoked, the shares represented thereby will be voted by the persons designated in such proxy. Shares represented by the proxies received will be voted in accordance with the instructions therein. In the absence of instructions, proxies will be voted FOR the election as directors of the nominees for directors named herein, approval of the appointment of KPMG Peat Marwick as independent auditors of the Corporation for the year ending December 31, 1996, and approval of the 1996 Plan.

                         HOLDINGS OF VOTING SECURITIES

  The following table contains information concerning the only person known to the Corporation to be the beneficial owner of more than 5% of the Corporation's outstanding common shares as of December 31, 1995:

NAME AND ADDRESS                 NUMBER OF SHARES OWNED PERCENT OF CLASS
----------------                 ---------------------- ----------------
Compass Bancshares, Inc.               2,764,713              7.2%
Employee Stock Ownership
Plan (the "ESOP")
c/o Compass Bank Trust Division
P. O. Box 10566
Birmingham, Alabama 35296

  As of December 31, 1995, the number of shares of common stock beneficially owned by all directors and executive officers of the Corporation as a group was approximately 3,009,086 shares (7.7%), including outstanding options to purchase 939,236 shares. (See "Election of Directors".)

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  The Board of Directors has nominated the five (5) persons named below for election as Class II directors, each to hold office for a term of three (3) years or until their successors shall have been elected and qualified. It is intended that the persons named in the proxy will vote for the election of these persons. The Board of Directors believes that the nominees will be available and able to serve as directors, but if for any reason any of these persons should not be available or able to serve, the persons named in the proxy may exercise discretionary authority to vote for substitutes proposed by the Board of Directors of the Corporation.

  Certain information about the nominees, directors with unexpired terms, and executive officers who are not also directors or nominees is set forth in the following table. Certain directors of the Corporation are also directors of Compass Bank, the Corporation's lead bank subsidiary headquartered in Birmingham, Alabama (sometimes referred to herein as the "Bank"). Executive officers who are not also directors serve at the discretion of the Board of Directors.

                            COMMON STOCK OWNERSHIP

                                                SHARES
                              DIRECTOR OR    BENEFICIALLY
                           EXECUTIVE OFFICER   OWNED AT
                            OF CORPORATION   DECEMBER 31, PERCENT OF PRINCIPAL OCCUPATION SINCE JANUARY 1,
           NAME                  SINCE           1995     CLASS (1)        1991 AND OTHER INFORMATION
           ----            ----------------- ------------ ---------- -------------------------------------
 NOMINEES TO SERVE UNTIL ANNUAL MEETING IN 1999 (CLASS II)
 William Eugene Davenport.       1993            21,692        *      President and Chief Operating
                                                                       Officer, Russell Lands, Inc.
                                                                       (resort land development,
                                                                       residential construction and
                                                                       building supply stores). Age 55.
 Marshall Durbin, Jr......       1971         593,797(2)     1.5      President of Marshall Durbin &
                                                                       Company, Inc. (poultry processing).
                                                                       Age 64.
 Tranum Fitzpatrick.......       1989         148,291(3)       *      Chairman of Guilford Company, Inc.
                                                                       and President of Guilford Capital
                                                                       and Empire-Rouse, Inc. (real estate
                                                                       investment and development). Age 57.
 John S. Stein............       1989            46,760        *      President and Chief Executive
                                                                       Officer of Golden Enterprises, Inc.
                                                                       (snack food distribution and
                                                                       sales). Director of Golden
                                                                       Enterprises, Inc. Age 58.
 Robert J. Wright.........        N/A         139,032(4)       *      President, Medical Cities, Inc.
                                                                       (development and management of
                                                                       health care facilities). Age 68.

                                                 SHARES
                               DIRECTOR OR    BENEFICIALLY
                            EXECUTIVE OFFICER   OWNED AT
                             OF CORPORATION   DECEMBER 31, PERCENT OF PRINCIPAL OCCUPATION SINCE JANUARY 1,
            NAME                  SINCE           1995     CLASS (1)        1991 AND OTHER INFORMATION
            ----            ----------------- ------------ ---------- -------------------------------------
 DIRECTORS TO SERVE UNTIL ANNUAL MEETING IN 1997 (CLASS III)
 Harry B. Brock, Jr........       1970          784,755(5)    2.0            Retired since March 31,
                                                                              1991, as Chairman of
                                                                              the Board, Chief
                                                                              Executive Officer and
                                                                              Treasurer of the
                                                                              Corporation and Compass
                                                                              Bank. Age 69. Mr. Brock
                                                                              is director Stanley M.
                                                                              Brock's father.
 Stanley M. Brock..........       1990            173,347       *            Attorney. Age 45.
 Garry N. Drummond, Sr.....       1991           65,642(6)      *            Chief Executive Officer
                                                                              of Drummond Company,
                                                                              Inc. (coal and coke
                                                                              production, real estate
                                                                              investment). Age 57.
 DIRECTORS TO SERVE UNTIL ANNUAL MEETING IN 1998(CLASS I)
 Charles W. Daniel.........       1982          199,006(7)      *            President, Dantract,
                                                                              Inc. (real estate
                                                                              investments). Age 55.
 D. Paul Jones, Jr.........       1978          513,599(8)    1.3            Chairman of the Board,
                                                                              Chief Executive Officer
                                                                              and President of the
                                                                              Corporation and Compass
                                                                              Bank. Director of
                                                                              Golden Enterprises,
                                                                              Inc. Age 53.
 George W. Hansberry, M.D..       1995           18,795(9)      *            Physician. Age 68.
 EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS OR NOMINEES FOR DIRECTOR
 Garrett R. Hegel..........       1990          44,569(10)      *            Chief Financial Officer
                                                                              of the Corporation and
                                                                              Compass Bank. Age 45.
 Charles E. McMahen........       1990         104,699(11)      *            Chairman and Chief
                                                                              Executive Officer of
                                                                              Compass Banks of Texas,
                                                                              Inc. Age 56.
 Jerry W. Powell...........       1981          47,783(12)      *            General Counsel and
                                                                              Secretary of the
                                                                              Corporation and Compass
                                                                              Bank. Age 46.

                                               SHARES
                             DIRECTOR OR    BENEFICIALLY
                          EXECUTIVE OFFICER   OWNED AT
                           OF CORPORATION   DECEMBER 31, PERCENT OF PRINCIPAL OCCUPATION SINCE JANUARY 1,
           NAME                 SINCE           1995     CLASS (1)        1991 AND OTHER INFORMATION
           ----           ----------------- ------------ ---------- -------------------------------------
 Byrd Williams...........       1992         107,319(13)      *            Executive Vice President
                                                                            of Compass Bank since
                                                                            May 1992; formerly
                                                                            Senior Vice President--
                                                                            Operations of Compass
                                                                            Bank. Age 50.
 Directors, nominees and
  executive officers as a
  group (15 persons).......                   3,009,086     7.7

--------
 *Less than 1%
 (1) Percentages are calculated assuming the issuance of 939,236 options outstanding under the Corporation's stock option plans described herein.
 (2) Includes 443,653 shares owned by Marshall Durbin Food Corporation, of which Mr. Durbin is Chairman of the Board and President, and 20,925 shares owned by The Marshall Durbin Management Company, Inc. Profit Sharing Trust, of which Mr. Durbin is a trustee and a beneficiary. Mr. Durbin disclaims beneficial ownership of such shares owned directly by such Profit Sharing Trust.
 (3) Includes 1,800 shares owned directly by Mr. Fitzpatrick's wife, the beneficial ownership of which is disclaimed.
 (4) Includes 11,140 shares owned jointly by Mr. Wright and his spouse and 143 shares owned directly by Mr. Wright's spouse.
 (5) Includes 742,685 shares owned directly by Mr. Brock and 42,070 shares owned directly by Mr. Brock's spouse. Excludes 547,357 shares owned by Mr. Brock's grandchildren and adult children.
 (6) Includes 1,699 shares owned by the Drummond Company, Inc., of which Mr. Drummond is Chief Executive Officer and principal shareholder.
 (7) Includes 13,382 shares held by Mr. Daniel's wife and sons, the beneficial ownership of which is disclaimed. Does not include 960,048 shares owned by The Daniel Foundation of Alabama, a charitable foundation for which Mr. Daniel serves as a director, the beneficial ownership of which is disclaimed.
 (8) Includes 13,258 shares subject to options exercisable at December 31, 1995, under the Corporation's stock option plans described herein and 14,878 shares allocated to Mr. Jones' ESOP/401(k) account.
 (9) Includes 100 shares owned directly by Dr. Hansberry's spouse, and 4,136 shares owned by Dr. Hansberry's adult children, for which Dr. Hansberry has voting power.
(10) Includes 21,371 shares subject to options exercisable at December 31, 1995, under the Corporation's stock option plans described herein, 2,232 shares allocated to Mr. Hegel's ESOP/ 401(k) account, and 100 shares owned directly by his child.
(11) Includes 17,104 shares subject to options exercisable at December 31, 1995, under the Corporation's stock option plans described herein and 2,566 shares allocated to Mr. McMahen's ESOP/401(k)account.
(12) Includes 12,725 shares subject to options exercisable at December 31, 1995, under the Corporation's stock option plans described herein and 11,526 shares allocated to Mr. Powell's ESOP/401(k) account.
(13) Includes 39,521 shares subject to options exercisable at December 31, 1995, under the Corporation's stock option plans described herein and 20,165 shares allocated to Mr. Williams' ESOP/401(k) account, owned directly by his spouse, or held in a revocable trust of which he is the sole beneficiary.

REMUNERATION OF DIRECTORS

  The Corporation pays non-employee directors a monthly retainer of $1,200 and a fee of $1,665 for each board meeting attended. In addition, members of the Corporation's Audit Committee receive $600 for each audit committee meeting attended. Chairmen of all committees of the Boards of Directors of the Corporation and Compass Bank receive a monthly retainer of $100 per month. The non-employee directors of the Corporation who also serve on the board of Compass Bank receive $400 per committee meeting attended if held on a day when no Corporation board meeting is held and $500 if held on a day when no Compass Bank board meeting is held. Additional amounts are paid to non-employee directors who serve on the board and committees of the board of Compass Bank in accordance with the compensation practices set by the Bank's board of directors.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  In 1995 the Board of Directors held four regular quarterly meetings and one special meeting. All incumbent directors of the Corporation attended 75% or more of the meetings of the board and the committees on which they served, except for Garry Neil Drummond, Sr.

COMMITTEES OF THE BOARD OF DIRECTORS

  Messrs. Jones, Daniel, Davenport, Durbin, Fitzpatrick, Hansberry, Myrick, and Stein constitute the Executive Committee of the Board of Directors, which has the full authority of the Board of Directors to act on all matters between regularly scheduled board meetings, except as to certain matters of an extraordinary nature. The results of each Executive Committee meeting are reported to the full board at the next regularly scheduled board meeting. The Executive Committee met three times in 1995.

  Messrs. Stein, Daniel, Davenport and Fitzpatrick, constituted the Audit Committee of the Board of Directors for 1995. This committee, which met six times during 1995, meets with the Corporation's internal auditors and periodically with its independent auditors. The committee's functions include formulating recommendations with respect to engaging and discharging the independent auditors and considering the fees paid to, services performed by and the independence of such auditors. This committee reviews with the internal and independent auditors the plan for and results of the audit of the Corporation, the adequacy of procedures for internal auditing and the adequacy of the system of internal control. The Audit Committee also reviews with the internal auditors and management the results of examinations of the Corporation's subsidiary banks by the various regulatory authorities and considers the results of the loan examinations conducted by the internal auditors of the Corporation.

  Messrs. Myrick, Durbin and Daniel constituted the Compensation Committee of the Board of Directors for 1995. These members are non-employee directors and are ineligible to participate in any of the plans or programs administered by the Compensation Committee. The primary function of the committee is to review and approve senior officers' compensation and to administer the Corporation's incentive plans. The committee met two times during 1995.

  Messrs. Durbin, Davenport, Myrick, and Stein constituted the Credit Committee of the Board of Directors for 1995. This committee has general supervision over the credit policies of the Corporation and its subsidiaries, establishes the appropriate credit policies for the Corporation and its subsidiaries, and provides appropriate instruction to the officers of the Corporation regarding credit policies and procedures. The committee met six times during 1995.

  The Board of Directors has no standing nominating committee.

STOCK OWNERSHIP REPORTING BY DIRECTORS AND OFFICERS

  Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers and directors of the Corporation file reports of stock ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") on Forms 3 (initial statement of ownership), 4 (monthly reports), and 5 (annual reports). Based solely upon a review of copies of such reports or representations that no annual reports on Form 5 for the 1995 fiscal year were required to be filed by officers or directors, the Corporation believes that
Section 16(a) filing requirements applicable to its officers and directors were complied with during fiscal year 1995, except that director William Eugene Davenport did not file timely one Form 4 to report one transaction involving a sale of shares of the Corporation's common stock held by an employee benefit plan maintained by his principal employer, of which he is a participant; and executive officer Charles E. McMahen did not file timely two Forms 4 to report seven transactions involving the exercise of options to acquire shares of the Corporation's common stock on March 13, 1995, and subsequent sales of a portion of such shares of such common stock that occurred in March and April 1995. On October 10, 1995, a Form 4 was filed by Mr. Davenport to report the sale of shares allocated to his employee benefit account. On February 12, 1996, an annual report on Form 5 was filed by Mr. McMahen to report his exercises of stock options and his sales of shares of common stock.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The Corporation's 1995 compensation program for executive officers consisted principally of salaries, cash bonuses and compensation pursuant to certain plans which are described below.

SUMMARY COMPENSATION INFORMATION

  The following table sets forth certain information regarding compensation paid by the Corporation and its subsidiaries during the fiscal years 1993, 1994, and 1995 for services rendered to the Corporation and its subsidiaries during such years by the Corporation's chief executive officer and the Corporation's four most highly compensated executive officers other than the chief executive officer who were serving in such capacities at the end of 1995:

                          SUMMARY COMPENSATION TABLE

                                                              LONG TERM
                                                         COMPENSATION AWARDS
                                                       ------------------------
                                 ANNUAL COMPENSATION   SECURITIES   ALL OTHER
        NAME AND               ----------------------- UNDERLYING  COMPENSATION
   PRINCIPAL POSITION     YEAR SALARY ($) BONUS ($)(1) OPTIONS (#)    ($)(2)
   ------------------     ---- ---------- ------------ ----------- ------------
D. Paul Jones, Jr.        1995  450,000        - 0-         -0-      16,500(3)
Chairman and Chief
 Executive Officer        1994  450,000     318,735       4,150      22,980(3)
of the Corporation and
 Compass Bank             1993  408,098     408,098       4,150      28,292(3)
Garrett R. Hegel........  1995  190,000         -0-       3,846       3,570(4)
Chief Financial Officer
 of the                   1994  178,863      63,344       4,150       9,067(4)
Corporation and Compass
 Bank                     1993  170,888      85,444       4,150      10,673(4)
Charles E. McMahen......  1995  319,991         -0-       3,846      10,200(6)
Chairman and Chief
 Executive                1994  309,483     153,445       4,150      18,764(6)
Officer of Compass Banks
 of                       1993  297,676     208,373       4,150      27,164(6)
Texas, Inc. (5)
Jerry W. Powell.........  1995  149,500       7,475       3,400       6,739(7)
General Counsel and
 Secretary                1994  143,500      46,924       3,150      11,756(7)
of the Corporation and
 Compass Bank             1993  140,000      42,000       2,800      11,228(7)
Byrd Williams...........  1995  248,944         -0-       3,846      10,468(8)
Executive Vice President
 of                       1994  225,000     111,557       4,150      16,230(8)
Compass Bank              1993  182,500     127,750       4,150      28,871(8)

--------
(1) The bonus amounts shown in this column were paid based on performance rendered during the years indicated, but the bonuses were paid during the fiscal years immediately following the years indicated.
(2) The amounts shown in this column include annual contributions by the Corporation to the ESOP/401(k) accounts of persons named in the table and 30% matching contributions by the Corporation with respect to employee contributions for purchases of Corporation common stock under the Corporation's Monthly Investment Plan. The ESOP/401(k) plan and the Monthly Investment Plan are generally available to all employees of the Corporation and its subsidiaries.

(3) Includes contributions by the Corporation under the ESOP/401(k) of $3,000, $9,480 and $16,049 in 1995, 1994 and 1993, respectively, and matching contributions made by the Corporation in connection with purchases of Corporation common stock under the Corporation's Monthly Investment Plan of $13,500, $13,500 and $12,243 for 1995, 1994 and 1993, respectively.
(4) Includes contributions by the Corporation under the ESOP/401(k) of $3,000, $8,534, and $10,160 in 1995, 1994 and 1993, respectively, and matching contributions made by the Corporation in connection with purchases of Corporation common stock under the Corporation's Monthly Investment Plan of $570, $533 and $513 for 1995, 1994 and 1993, respectively.
(5) Compass Banks of Texas, Inc. is a subsidiary of the Corporation and an indirect parent corporation of Compass Bank-Houston, Compass Bank-Dallas, Compass Bank-San Antonio, and certain other Texas-based subsidiaries of the Corporation.
(6) Includes contributions by the Corporation under the ESOP/401(k) of $3,000, $9,480 and $18,234 in 1995, 1994 and 1993, respectively, and matching contributions made by the Corporation in connection with purchases of Corporation common stock under the Corporation's Monthly Investment Plan of $7,200, $9,284 and $8,930 for 1995, 1994 and 1993, respectively.
(7) Includes contributions by the Corporation under the ESOP/401(k) of $2,990, $9,069 and $9,548 in 1995, 1994 and 1993, respectively, and matching contributions made by the Corporation in connection with purchases of Corporation common stock under the Corporation's Monthly Investment Plan of $3,749, $2,687 and $1,680 for 1995, 1994 and 1993, respectively.
(8) Includes contributions by the Corporation under the ESOP/401(k) of $3,000, $9,480 and $11,698 in 1995, 1994 and 1993, respectively, and matching contributions made by the Corporation in connection with purchases of Corporation common stock under the Corporation's Monthly Investment Plan of $7,468, $6,750 and $5,475 for 1995, 1994 and 1993, respectively.

COMPENSATION PURSUANT TO PLANS

  The Corporation has certain compensation plans, described below, pursuant to which benefits may be provided to executive officers of the Corporation.

 Long Term Incentive Plans

  The Corporation's shareholders approved the 1982 and 1989 Long Term Incentive Plans (the "Plans"), which provide for the granting of incentive awards in the form of stock options, stock appreciation rights, performance units, restricted stock, supplemental cash and in such other forms as may be deemed appropriate from time to time under the circumstances. The Plans are administered by the Compensation Committee of the Board of Directors, which has the sole discretion, subject to the terms of the Plans, to determine those employees, including executive officers, eligible to receive awards and the amount and type of such awards. The Compensation Committee also has the authority to interpret the Plans, formulate the terms and conditions of award agreements, and make all other determinations required in the administration thereof. Under the 1982 Long Term Incentive Plan, the committee was authorized to grant awards of up to 2,475,000 shares of the Corporation's common stock, subject to adjustment for capital structure changes. Under the 1989 Long Term Incentive Plan, the Compensation Committee may grant awards of up to 1,500,000 shares of the Corporation's common stock, subject to adjustment for capital structure changes. See "Proposal Three--1996 Long Term

Incentive Plan" for a description of the proposed 1996 Plan. If the 1996 Plan is adopted, the Compensation Committee will be able to grant awards of up to 1,900,000 shares of the Corporations' common stock, subject to adjustment for capital structure changes.

  During 1995 no awards other than option grants were made under the Plans. The following table reflects certain information concerning grants of options to purchase the Corporation's common stock that were made by the Corporation during 1995 to the executive officers of the Corporation named in the preceding Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                           INDIVIDUAL GRANTS
                         ---------------------
                           NUMBER      % OF                        POTENTIAL REALIZABLE
                             OF       TOTAL                          VALUE AT ASSUMED
                         SECURITIES  OPTIONS                      ANNUAL RATES OF STOCK
                         UNDERLYING GRANTED TO EXERCISE             PRICE APPRECIATION
                          OPTIONS   EMPLOYEES   OR BASE  EXPIR-      FOR OPTION TERM
                          GRANTED   IN FISCAL    PRICE    ATION  -------------------------
     NAME                  (#)(1)      YEAR    ($/SH)(1)  DATE     5%($)(2)     10%($)(2)
     ----                ---------- ---------- --------- ------- -----------  ------------
D. Paul Jones, Jr.......     -0-        -0-        -0-       -0-         -0-          -0-
Garrett R. Hegel........   3,846       1.68      26.00   1-31-05      62,886      159,367
Charles E. McMahen......   3,846       1.68      26.00   1-31-05      62,886      159,367
Jerry W. Powell.........   3,400       1.49      26.00   1-31-05      55,594      140,887
Byrd Williams...........   3,846       1.68      26.00   1-31-05      62,886      159,367

--------
(1) The options shown in the table are incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, each of which were granted under the Corporation's 1989 Long Term Incentive Plan on February 1, 1995, with an exercise price equal to the fair market value on the date of grant. These options became exercisable immediately upon the date of grant and will expire ten years from the date of grant, subject to earlier termination upon termination of employment.
(2) The dollar amounts shown are based on certain assumed rates of appreciation and the assumption that the options will not be exercised until the end of the expiration periods applicable to the options. Actual realizable values, if any, on stock option exercises and common stock holdings are dependent on the future performance of the Corporation's common stock and overall stock market conditions. There can be no assurances that the amounts reflected will be achieved.

  The following table reflects certain information concerning exercises of options with respect to the Corporation's common stock during 1995 by the executive officers of the Corporation named in the Summary Compensation Table above:

                      AGGREGATED OPTION EXERCISES IN 1995
                        AND 1995 YEAR END OPTION VALUES

                                                       NUMBER OF
                                                      SECURITIES     VALUE OF
                                                      UNDERLYING    UNEXERCISED
                                                      UNEXERCISED  IN-THE-MONEY
                                                      OPTIONS AT    OPTIONS AT
                                                       1995 YEAR     1995 YEAR
                                                        END (#)       END ($)
                           SHARES ACQUIRED   VALUE   ------------- -------------
                             ON EXERCISE   REALIZED  EXERCISABLE/  EXERCISABLE/
NAME                             (#)          ($)    UNEXERCISABLE UNEXERCISABLE
----                       --------------- --------- ------------- -------------
D. Paul Jones, Jr.........          0              0   13,258/0      141,440/0
Garrett R. Hegel..........     11,750        184,146   21,371/0      270,246/0
Charles E. McMahen........     93,693      1,462,197   17,104/0      168,362/0
Jerry W. Powell...........      5,250         84,000   12,725/0      123,024/0
Byrd Williams.............          0              0   39,521/0      441,046/0

 Change of Control Employment Agreements

  The Corporation entered into change of control employment agreements on December 14, 1994 (the "Agreements") with each of the individuals named in the Summary Compensation Table and five additional officers of the Corporation or its subsidiaries. The Agreements are designed to retain such officers and provide for continuity of management in the event of any actual or threatened change in control of the Corporation. The Agreements are effective for three-year periods and are automatically extended annually for additional one-year periods unless notice is given to the contrary. The Agreements are otherwise terminable during their periods of effectiveness only by termination of the executive's employment. Such termination in connection with a change in control of the Corporation (as defined in the Agreements) will entitle an executive to benefits under the Agreements. The Agreements require continued employment of an executive following a change of control on an equivalent basis to employment immediately before such change of control. In the event that during the three-year period following a change of control, the executive terminates the executive's employment for good reason (as defined in the Agreements) or, during the thirty-day period commencing one year after the change of control, for any reason, or the Corporation terminates the executive's employment without cause (as defined in the Agreements), the executive will be entitled to receive an immediate lump sum payment in an amount equal to previously earned but unpaid compensation plus an amount equal to a range of between two and three times the sum of such executive's then current salary and annual bonus. In addition, the executive will continue to be eligible, together with the executive's family, to receive benefits under the Corporation's welfare benefit plans (e.g., medical, group life, etc.) for the remainder of the three-year term, and any stock options then held by the executive pursuant to the Corporation's stock option plans shall remain exercisable in accordance with the terms of any stock option agreements between the Corporation and the executive, notwithstanding any provision in such option agreements to the contrary.

 Pension Plan

  The Corporation has adopted a defined benefit pension plan pursuant to which participants are entitled to an annual benefit on retirement equal to a percentage of the average base compensation (generally defined as direct cash compensation exclusive of bonuses, such as the bonuses shown in the Summary Compensation Table above, and commissions) earned in the five consecutive years of benefit service which produces the highest average. The following table shows the estimated annual benefits payable upon retirement to salaried employees, including executive officers, assuming retirement at normal retirement age 65 on January 1, 1996:

                              PENSION PLAN TABLE

HIGHEST
AVERAGE
EARNINGS-                         10 YEARS 15 YEARS 20 YEARS 25 YEARS 30 YEARS
FIVE YEARS                        SERVICE  SERVICE  SERVICE  SERVICE  SERVICE
----------                        -------- -------- -------- -------- --------
$100,000......................... $15,300  $22,950  $30,600  $38,250  $ 45,900
 125,000.........................  19,800   29,700   39,600   49,500    59,400
 150,000.........................  24,300   36,450   48,600   60,750    72,900
 200,000*........................  30,051   45,784   61,524   77,264    93,004
 250,000*........................  40,842   56,834   76,824   96,814   116,804**
 300,000*........................  40,842   56,834   76,824   96,814   116,804**

--------
 * The maximum compensation for benefits purposes is $235,840 before 1994 and $150,000 after 1993.
** The maximum pension under Section 415 of the Internal Revenue Code of 1986, as amended.

  The percentage amount of the benefit upon retirement under the pension plan is determined by multiplying the number of years, up to 30, of a participant's service with the Corporation by 1.8%. Benefits are reduced by Social Security payments at the rate of 1.8% of primary Social Security benefits times years of service up to 30 years. The estimated annual retirement benefits shown in the foregoing table have been reduced by estimated Social Security benefits. All employees of the Corporation who are over the age of 21 and have worked 1,000 hours or more in their first 12 months of employment or 1,000 hours or more in any calendar year thereafter are eligible to participate. Under most circumstances employees are vested after five years of service. Benefits are payable monthly commencing on the later of age 65 or the participant's date of retirement. Eligible participants may retire at reduced benefit levels after reaching age 55.

  The current estimated years of credited service for each of the executive officers named in the Summary Compensation Table above are as follows: D. Paul Jones, Jr., 17; Charles E. McMahen, 6; Garrett R. Hegel, 6; Jerry W. Powell, 15; and Byrd Williams, 19.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Directors of the Corporation Charles W. Daniel, Marshall Durbin, Jr., and Goodwin L. Myrick constitute the Compensation Committee of the Corporation's Board of Directors. D. Paul Jones, Jr., Chairman and Chief Executive Officer of the Corporation, is a member of the Board of Directors and serves on the Board Compensation Committee of Golden Enterprises, Inc., of which John S. Stein, a director of the Corporation, is President and Chief Executive Officer.

REPORT OF BOARD COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors of the Corporation (the "Committee") is composed entirely of persons who are not also officers of the Corporation or any of its subsidiaries. The Committee is responsible for reviewing and appraising the compensation of senior officers of the Corporation and administering the Corporation's incentive plans. See "ELECTION OF DIRECTORS--Committees of the Board of Directors."

  The base salaries and incentive bonuses of the executive officers of the Corporation, all of whom, with the exception of Charles E. McMahen, are also executive officers of Compass Bank, are paid by Compass Bank. Mr. McMahen's compensation is paid by Compass Texas Management, Inc., a subsidiary of the Corporation that provides management and administrative services to the Corporation's Texas-based subsidiaries. Management of the Corporation and Compass Bank are compensated primarily through base salaries, incentive bonuses, and equity-based compensation programs that are designed to reward for long-term strategic management and enhancement of shareholder value.

  The Committee establishes the base salary of the chief executive officer of the Corporation and Compass Bank, as well as the base salary of Mr. McMahen, for recommendation to the full Board of Directors. The Board of Directors of Compass Bank approves the base salaries of executive officers other than the chief executive officer and other than Mr. McMahen based on recommendations to the Committee from the Human Resources Division of Compass Bank and the chief executive officer with respect to the salaries of the other executive officers.

  In connection with the Committee's setting of the chief executive officer's base salary, the Human Resources Division of Compass Bank compiles publicly available data concerning the salaries of the chief executive officers of the largest Alabama-based bank holding companies other than the Corporation and financial institutions located outside Alabama that are considered peers of the Corporation based on their relative assets. Such data is presented to the Committee for its consideration at one or more Committee meetings in January or February of each year for salary determinations for the ensuing year. The compensation levels approved by the Committee with respect to the chief executive officer have generally been at or above the median compensation levels of the other companies surveyed. The Committee also undertakes a subjective analysis of the chief executive officer's base salary that is not related to any particular established qualitative or quantitative criteria. Based on such objective information and its subjective analysis, the Committee then determines the chief executive officer's base salary for recommendation to the full Board of Directors.

  The Board of Directors of Compass Bank has historically approved the base salaries recommended to it by the Human Resources Division of Compass Bank and the chief executive officer with respect to each of the other executive officers of the Corporation. Such salary recommendations and approval of such recommendations by the Board of Directors of Compass Bank are generally based primarily on subjective analyses of reasonable base salaries that should be paid to such persons as a result of their respective job performances during the prior fiscal year and the responsibilities of their offices on behalf of the Corporation and Compass Bank. Such base salary determinations are based upon established salary administration guidelines applicable to all employees. Under these salary administration guidelines, each employee is placed in an employment grade depending upon his or her job classification or title, level of responsibility, and years of service. Within each employment grade there is a salary range, as well as recommended levels for salary increases, which are based upon a particular employee's job performance.

  Bonuses paid to the chief executive officer and to other senior management officials of the Corporation and Compass Bank, including, among others, all of the persons named in the Summary Compensation Table above, are based on predetermined performance goals and amounts payable as a percentage of their base salaries depending on the achievement of those goals. The performance criteria for bonuses payable for a given fiscal year are typically approved by the full Board of Directors of Compass Bank at its regular meeting held in the first quarter of each year.

  The chief executive officer's incentive bonus is typically, and was in 1995, based entirely on the achievement of established goals of earnings per share on the Corporation's common stock as determined in accordance with generally accepted accounting principles. For fiscal year 1995, the Corporation's chief executive officer and other of the executive officers were not entitled to any bonus if the Corporation failed to achieve an increase in earnings per share of at least 10% over earnings per share reported for the previous fiscal year. An increase in earnings per share of at least 15% over the previous fiscal year's earnings per share was also required in order for maximum achievable bonuses to be paid to the Corporation's chief executive officer and others. As a result of an increase in earnings per share in 1995 compared to 1994 of approximately 9%, the Corporation's chief executive officer and each of the other named executive officers whose bonus is based solely upon the achievement of earnings per share goals received no bonus.

  The chief executive officer's maximum bonus, based solely on earnings per share goals, is typically 100% of base salary. Other executive officers of the Corporation and Compass Bank have incentive bonus plans pursuant to which they receive varying bonuses depending upon the performance of the departments or divisions of the Corporation or Compass Bank with respect to which they have supervisory responsibility, the performance of the Corporation or Compass Bank as a whole, and their respective individual performances. As in the case of the chief executive officer, those bonus plans provide for the payment of bonuses in varying amounts as a percentage of base salaries depending on the achievement of performance goals. The maximum bonus of each of the other named executive officers ranges from 40% to 70%.

  The 1989 Long Term Incentive Plan provides for grants to the Corporation's officers and key employees of stock options, stock appreciation rights, restricted stock, performance units and supplemental cash payments. The payment of equity-based compensation to these individuals under the Corporation's incentive compensation program is designed to focus their attention on the enhancement of shareholder value. In order for the Corporation to have a sufficient number of shares for the grant of future awards under the Corporation's incentive compensation program, the Board of Directors has approved the Compass Bancshares, Inc. 1996 Long Term Incentive Plan, which is being submitted to the Corporation's shareholders for their approval. See "Proposal 3--1996 Long Term Incentive Plan."

  During 1995, the Corporation granted options to purchase a total of 235,390 shares of the Corporation's common stock under the 1989 Long Term Incentive Plan to 159 employees of the Corporation or its subsidiaries. Among these option grants were grants of incentive stock options to acquire 3,846 shares to each of Messrs. Hegel, McMahen, and Williams, and 3,400 shares to Mr. Powell. Mr. Jones received no stock option grant in

1995 in accordance with his request. The size of the option grants to these executive officers was determined by the Compensation Committee and approved by the Board of Directors based upon a subjective assessment of executive officers' performances, their respective compensation and organization management level in the organization, and other factors. The exercise price of each option equaled the fair market value of the common stock as of the date of grant and the options became exercisable immediately upon grant. Such options will expire ten (10) years from the date of grant, subject to earlier termination upon termination of employment.

  The Committee has considered the anticipated tax treatment to the Company and to the executive officers of various payments and benefits. In addition, the Committee is aware that some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depends upon the timing of an executive officer's vesting or exercise of previously granted rights, and that interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. For those and other reasons, the Committee will not necessarily and in all circumstances limit executive compensation to that deductible under
Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

/s/ Charles W. Daniel                     /s/ Goodwin L. Myrick
-----------------------------             -----------------------------
Charles W. Daniel                         Goodwin L. Myrick

/s/ Marshall Durbin, Jr.
-----------------------------
Marshall Durbin, Jr.

CORPORATE PERFORMANCE GRAPH

  The following graph illustrates, for the period commencing December 31, 1990, and ending at year end 1995, the yearly percentage change in the cumulative total shareholder return on the Corporation's common stock as compared with the cumulative total returns of the other companies included within the Standard & Poor's 500 Stock Index and the National Association of Securities Dealers, Inc., Automated Quotation System ("NASDAQ") Bank Stocks Index. The graph reflects shareholder returns measured by dividing (i) the sum of (A) the cumulative amount of dividends paid between year end 1990 and year end 1995, assuming dividend reinvestment, and (B) the difference between the closing price of the Corporation's common stock as reported through the NASDAQ on December 31, 1995, and December 31, 1990, by (ii) the closing price of the Corporation's common stock as reported through NASDAQ on December 31, 1990.


                                    [GRAPH]

                                                 CUMULATIVE TOTAL RETURN
                                   ----------------------------------------------
                                    12/90   12/91   12/92   12/93   12/94   12/95
                                    -----   -----   -----   -----   -----   -----

Compass Bancshares Inc     CBSS      100     208     265     256     266     415

S & P 500                  1500      100     130     140     155     157     215

NASDAQ Banks               INAB      100     164     239     272     271     404

                                    16

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Some of the executive officers, directors and proposed nominees for director of the Corporation and their affiliates are and have been customers of or had transactions with the Corporation and its subsidiaries in the ordinary course of business. Such transactions include loans made by the Corporation's subsidiary banks, all of which were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Additional transactions may be expected to take place with the subsidiary banks in the ordinary course of business in the future.

  Compass Bank is a limited partner of Guilford Affordable Housing Fund I, Ltd., an Alabama limited partnership (the "Partnership"), which was organized in 1992 for the purpose of acquiring limited partnership interests in other affiliated or unaffiliated limited partnerships which own and operate apartment complexes with income eligible for low-income housing tax credits or historic rehabilitation tax credits under the Internal Revenue Code of 1986. The general partner of the Partnership and the owner of a 1% partnership interest is Guilford Capital Corporation, of which Tranum Fitzpatrick, a director of the Corporation, is the president, a director, and a principal shareholder. Mr. Fitzpatrick is also the chairman of the board of Guilford Company, Inc., which provides due diligence functions, compliance audits and certain other services on a contractual basis to the Partnership. Compass Bank has subscribed to purchase $725,000 of units of interest in the Partnership, $290,000 of which was invested during 1992, $159,500 of which was invested during 1993, $36,250 of which was invested during 1994, and $108,750 of which was invested during 1995, with the remaining balance of subscription funds due to be paid in installments by June 1, 1996.

  During 1995, D. Paul Jones, Jr., Chairman and Chief Executive Officer of the Corporation, was indebted to the Corporation in connection with a loan for the purpose of, among other things, financing the exercise of options to acquire shares of common stock of the Corporation. Pursuant to a Demand Note and a Pledge Agreement between Mr. Jones and the Corporation, both dated December 11, 1992, Mr. Jones pledged shares of the Corporation's common stock as collateral for a loan in the original principal amount of $3,450,000, which is due on demand, bearing interest at an annual rate equal to the London Interbank Offering Rate ("LIBOR") plus 1%. During 1995, the largest aggregate amount of indebtedness outstanding on such loan, and the amount outstanding as of February 15, 1996, was $3,118,750. In addition, during 1995 Mr. Jones was indebted to the Corporation for a loan incurred under a line of credit secured by shares of the Corporation's common stock. The loan is due on demand and bears interest at the rate of Compass Bank Prime. The largest aggregate amount of indebtedness outstanding for such loan during 1995 was $312,199 and the principal amount outstanding as of February 15, 1996, was $142,199.

  During 1995, Jerry W. Powell, General Counsel and Secretary of the Corporation, was indebted to the Corporation in connection with a loan for the purpose of, among other things, financing the exercise of options to acquire shares of common stock of the Corporation. Mr. Powell's loan bears interest at the rate of Compass Bank Prime, is payable quarterly with the principal due on demand, and is secured by shares of the Corporation's common stock. During 1995, the largest amount of indebtedness outstanding on such loan was $288,000 and the amount outstanding as of February 15, 1996, was $283,000.

  During 1995, Charles E. McMahen, Chairman and Chief Executive Officer of Compass Banks of Texas, Inc., was indebted to the Corporation in connection with loans for the purpose of, among other things, financing the exercise of options to acquire shares of common stock of the Corporation. The loans were paid in full during the second quarter of 1995. Mr. McMahen's loans bore interest at the rate of Compass Bank Prime and were secured by shares of the Corporation's common stock. During 1995, the largest aggregate amount outstanding on such loans was $1,677,122.

  During 1995, Garrett R. Hegel, Chief Financial Officer of the Corporation, was indebted to the Corporation in connection with a loan for the purpose of, among other things, financing the exercise of options to acquire shares of the Corporation's common stock. Mr. Hegel's loan bears interest at the rate of Compass Bank Prime, is payable quarterly with the principal due on demand, and is secured by shares of the Corporation's common stock. During 1995, the largest aggregate amount outstanding on such loan was $223,000 and the amount outstanding as of February 15, 1996, was $189,000.

  During 1995, Harry B. Brock, Jr., a director of the Corporation was indebted to the Corporation in connection with a loan for the purpose of, among other things, financing the exercise of options to acquire shares of the Corporation's common stock. Mr. Brock's loan bears interest at the rate of Compass Bank Prime, is payable quarterly with the principal due on demand, and is secured by shares of the Corporation's common stock. The largest amount outstanding on such loan during 1995 and the amount outstanding as of February 15, 1996, was $950,000.

  During 1995, the law firm of Balch & Bingham, of which Stanley M. Brock, a director of the Corporation, was a member until he withdrew from such firm on January 27, 1995, rendered various legal services to the Corporation and its subsidiaries. The total fees paid and expenses reimbursed to the firm by the Corporation, its subsidiaries, and its customers during 1995 were $3,429,750.

                                 PROPOSAL TWO

                             ELECTION OF AUDITORS

  The Board of Directors has, on the advice of its Audit Committee, reappointed KPMG Peat Marwick ("Peat Marwick") as the independent auditors of the Corporation for the year ending December 31, 1996. Although not required to do so, the Board of Directors has traditionally submitted the appointment of independent auditors for approval at the annual meeting of shareholders. Peat Marwick has acted as auditor of the Corporation and its subsidiaries since 1971. A representative of Peat Marwick will be present at the annual meeting, with an opportunity to make a statement if he or she so desires and to respond to appropriate questions.

  During the year ended December 31, 1995, Peat Marwick provided various audit and non-audit services to the Corporation and its subsidiaries. In connection with its service as the Corporation's auditors, Peat Marwick examined the consolidated financial statements of the Corporation and its subsidiaries, reviewed certain filings with the Securities and Exchange Commission and provided consultation and assistance on accounting, tax and related matters as required.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS.

                                PROPOSAL THREE

                         1996 LONG TERM INCENTIVE PLAN

  On February 19, 1996, the Board of Directors adopted and recommended for submission to the Corporation's shareholders for their approval the Compass Bancshares, Inc. 1996 Long Term Incentive Plan (the "1996 Plan"). The purpose of the 1996 Plan is to further the growth in earnings and market appreciation of the Corporation by providing long-term incentives to those officers and key employees of the Corporation or its subsidiaries who make substantial contributions to the Corporation through their ability, loyalty, industry and invention.

  The 1996 Plan is intended to be a continuation of the Corporation's incentive compensation program currently provided by the Corporation's 1989 Long Term Incentive Plan. The primary purposes for submitting the 1996 Plan for approval at the 1996 annual meeting of shareholders are to provide sufficient shares for the grant of future awards to officers and key employees of the Corporation and to comply with certain of the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), in order that certain compensation attributable to awards under the Corporation's management incentive program will qualify as performance-based compensation and therefore not be subject to the limitation on the deductibility of compensation set forth in Section 162(m) of the Code.

  The Board of Directors believes that the Corporation should have shares available to grant awards to certain of its officers and key employees. The Board of Directors believes that the Corporation and its shareholders significantly benefit from having the Corporations' key management employees receive such awards, and that the opportunity thus afforded these employees to acquire common stock of the Corporation is an essential element of an effective management incentive program. The Board of Directors also believes that stock based awards are very valuable in attracting and retaining highly qualified management personnel and in providing additional motivation to management to use their best efforts on behalf of the Corporation and its shareholders.

  The primary features of the 1996 Plan are summarized below. This summary is qualified in its entirety by reference to the specific provisions of the 1996 Plan, as proposed, the full text of which is set forth as Exhibit A to this Proxy Statement.

GENERAL INFORMATION

  The 1996 Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee consists of three or more members of the Board of Directors who qualify both as "outside directors" within the meaning of Section 162(m) of the Code and "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

  The 1996 Plan would authorize the Compensation Committee to grant to the participants in the 1996 Plan (i) stock options (which may be non-qualified options or incentive stock options for tax purposes), (ii) stock appreciation rights ("SARs") (which may be issued in tandem with stock options), (iii) restricted stock awards, (iv) performance units (which may be in stock, cash or a combination thereof), and (v) supplemental cash payments. Persons eligible to participate in the 1996 Plan shall be those officers and key employees of the

Corporation and its subsidiaries who are in positions in which their decisions, actions and counsel significantly impact the performance of the Corporation or its subsidiaries. Participants are chosen from this group by the Compensation Committee, at its discretion. Currently, there are approximately 250 employees of the Corporation eligible to participate in the 1996 Plan.

  The effective date of the 1996 Plan, subject to the approval by the Corporation's shareholders, will be February 19, 1996, the date it was adopted by the Board of Directors. The 1996 Plan shall continue in effect until all awards under the plan have been satisfied by the issuance of shares or the payment of cash, but no award may be granted after the expiration of ten (10) years following such effective date.

STOCK BASED AWARDS

  Shares Reserved for Issuance. The aggregate number of shares of the Corporation's common stock which may be issued under the 1996 Plan as proposed may not exceed 1,900,000. Shares subject to options granted under the 1996 Plan which expire unexercised, or shares subject to awards which are otherwise forfeited or cancelled, will not count against this limit. The maximum number of shares with respect to which awards may be granted to any individual in any one year under the 1996 Plan is 200,000.

  Stock Options. The Compensation Committee will be authorized to determine the terms and conditions of all option grants, subject to the specific limitations set forth in Section 7 of the 1996 Plan, as proposed. In general, no option may be granted with an exercise price of less than the fair market value of a share of the Corporation's common stock on the date of grant (110% if the grantee beneficially owns more than 10% of such stock), the term of an option may not be longer than ten (10) years, and any option shall be subject to certain restrictions on transferability. Payment of the option price may be in cash, check or other instrument acceptable to the Compensation Committee, or, in the discretion of the Compensation Committee, in the form of unrestricted common stock of the Corporation owned by the optionee.

  Stock Appreciation Rights. The Compensation Committee will be authorized to grant SARs either independent of or in connection with stock options granted under the 1996 Plan. The exercise of SARs will entitle the holder thereof to an amount (the "appreciation") equal to the difference between the exercise price of the shares to which the SARs relate under the SAR agreement (or, in the case of SARs issued in connection with options, the exercise price under the related option agreement) and the fair market value of a share of common stock of the Corporation on the date the SAR is exercised. The appreciation will be payable in cash or common stock of the Corporation, at the discretion of the Compensation Committee. The exercise of SARs granted in connection with options will terminate those options.

  The exercise of SARs will be treated as the issuance of the shares of common stock to which the SARs relate for purposes of calculating the maximum number of shares which have been issued under the 1996 Plan.

  Restricted Stock. The Compensation Committee will be authorized to award restricted stock under the 1996 Plan subject to such terms and conditions as the Compensation Committee may determine. The Compensation Committee will have authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock, and the date or dates on which the restricted stock will vest. The vesting of restricted stock may be conditioned upon the completion of a specified period of service with the Corporation, upon the attainment of specified performance goals, or upon such other criteria as the Compensation Committee may determine. The 1996 Plan will give the Compensation Committee discretion to make loans to the recipients for the purchase price of the restricted stock and to accelerate the vesting of restricted stock on a case by case basis at any time.

  Stock certificates representing the restricted stock granted to an eligible employee will be registered in the employee's name. However, no share of restricted stock may be sold, transferred, assigned, or pledged by the employee until such share has vested in accordance with the terms of the restricted stock award. In the event of an employee's termination of employment before all of his or her restricted stock has vested, or in the event other conditions to the vesting of restricted stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of restricted stock which have not vested will be forfeited, provided that the participant will be entitled to retain any shares of restricted stock which have been paid for by the participant. At the time restricted stock vests, a certificate for such vested shares will be delivered to the employee (or the beneficiary designated by the employee, in the event of death), free of all restrictions.

  Performance Units. The Compensation Committee may grant performance units under which payment may be made to the participant upon the attainment of specific performance goals. Such performance goals will be established by the Compensation Committee and will relate to the performance of the Corporation (or any segment thereof) over a specified performance period, as judged under any business criteria deemed appropriate by the Compensation Committee, including without limitation growth in earnings, the ratio of earnings to shareholder's equity or the ratio of earnings to total capital.

  As an element of each performance goal, the Compensation Committee may establish a principal performance target and a minimum performance target. These targets may be adjusted at any time prior to payment of the performance unit to reflect major unforeseen events such as changes in laws, regulations or accounting procedures, mergers, acquisitions or divestitures or extraordinary, unusual or nonrecurring items or events, subject to the limitations of Section 162(m) of the Code discussed below. If the principal performance target is attained, the participant will be entitled to receive 100% of the value of the performance unit. If the minimum performance target is attained, but not the principal performance target, the participant will be entitled to receive a lesser percentage of the value of the performance unit, as determined by the Compensation Committee. The Compensation Committee shall determine the extent to which the performance targets have been attained, and what, if any, payment is due the participant on the performance unit. Such payment may be made, at the Compensation Committee's discretion, in cash or common stock of the Corporation (based on the then current fair market value of such stock).

  Notwithstanding any other provision of the 1996 Plan to the contrary, performance targets established by the Compensation Committee with respect to performance units granted to one or more of the five (5) most highly compensated officers of the Corporation will be pre-established objective performance goals within the meaning of Section 162(m) of the Code and treasury regulations promulgated thereunder. Furthermore, and notwithstanding any other provision in the 1996 Plan to the contrary, once the Compensation Committee has established one or more performance targets with respect to a performance unit granted to one of the five (5) most highly compensated officers of the Corporation, the Compensation Committee shall have no discretion to waive or alter the targets after the expiration of the earlier of (i) the expiration of twenty-five percent of the performance period or (ii) the date on which the outcome under the target is substantially certain.

  Supplemental Cash Payments. A stock option, SAR, restricted stock or performance unit award may provide for the Corporation to make a supplemental cash payment to a participant. Payments may be made for the purpose of, but not limited to, assisting the employee in paying income taxes resulting from an award under the 1996 Plan. In no event shall the amount of cash payment exceed the value of the award to which it relates.

DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

  The following statements are based on current interpretations of existing Federal income tax laws. The law is technical and complex and the statements represent only a general summary of some of the applicable provisions.

  Stock Options. There are generally no Federal income tax consequences either to the optionee or to the Corporation upon the grant of a stock option. On exercise of an incentive stock option, the optionee will not recognize any income and the Corporation will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Code. Generally, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize compensation income and the Corporation will be entitled to a deduction for tax purposes in the amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or the gain on sale, if less). Otherwise, the Corporation will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the optionee will be treated as a capital gain. On exercise of a non-qualified stock option, the amount by which the fair market value of the shares on the date of exercise exceeds the option exercise price will generally be taxable to the optionee as compensation income and will generally be deductible for tax purposes by the Corporation. The disposition of shares acquired upon exercise of a non-qualified stock option will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Corporation.

  Stock Appreciation Rights. The grant of an SAR generally does not result in income to the grantee or in a deduction for the Corporation. Upon the exercise of an SAR, the grantee will recognize ordinary income and the Corporation will be entitled to a deduction measured by the fair market value of the shares plus any cash received.

  Restricted Stock. The grant of restricted stock generally does not result in income to the grantee or in a deduction for the Corporation, assuming the shares transferred are subject to restrictions which constitute a "substantial risk of forfeiture." If there are no such restrictions, the grantee would recognize ordinary income upon receipt of the shares. Dividends paid to the grantee while the stock is subject to such restrictions would be treated as compensation for Federal income tax purposes. At the time the restrictions lapse, the grantee would recognize ordinary income, and the Corporation would be entitled to a deduction measured by the fair market value of the shares at the time of lapse.

  Performance Units. The grant of a performance unit generally does not result in income to the grantee or in a deduction for the Corporation. Upon the receipt of cash or shares of common stock under a performance unit, the grantee will recognize ordinary income and the Corporation will be entitled to a deduction measured by the fair market value of the shares plus any cash received.

  Supplemental Cash Payments. Supplemental Cash Payments will result in ordinary income to the grantee and a deduction for the Corporation.

CHANGE OF CONTROL

  In the case of a merger or consolidation in which the Corporation is not the surviving corporation, or a sale of all or substantially all of the business or property of the Corporation, or liquidation or dissolution of the Corporation, or in the event of a tender offer or any other change involving a threatened change in control of the Corporation which, in the opinion of the Compensation Committee, could deprive the holders of the benefits intended to be conferred by awards hereunder, the Committee may, in anticipation of any such transaction or event, make such adjustments in the terms and conditions of outstanding awards, as the Compensation Committee in its sole discretion determines are equitably warranted under the circumstances including, without limitation, (i) acceleration of exercise terms, or (ii) acceleration of the lapse of restrictions, performance objectives and other terms.

VOTE REQUIRED AND BOARD OF DIRECTOR RECOMMENDATION

  The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting of shareholders, at which a quorum representing a majority of all outstanding shares of common stock of the Corporation is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will have the same effect as a negative vote on this proposal.

  The Board of Directors believes that the 1996 Plan is in the best interests of the Corporation and the shareholders for the reasons stated above. Therefore, the Board of Directors unanimously recommends a vote FOR approval of this proposal to adopt the 1996 Plan.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

  Any proposal which a shareholder of the Corporation intends to be presented at the annual meeting of shareholders to be held in 1997 must be received by the Corporation on or before November 6, 1996. Only proper proposals which are timely received will be included in the proxy statement and form of proxy.

                                 OTHER MATTERS

  Management does not know of any matters to be brought before the meeting other than as described in this Proxy Statement. Should other matters properly come before the meeting, the persons designated as proxies will vote in accordance with their best judgment on such matters.

                           EXPENSES OF SOLICITATION

  The cost of soliciting proxies in the accompanying form will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees of the Corporation or its subsidiaries personally, by telephone or by facsimile or other electronic means, for which no additional compensation will be paid to those persons engaged in such solicitation. The Corporation will reimburse brokers, custodians or other persons holding stock in their names or in the names of nominees for their expenses in forwarding proxy materials to principals and obtaining their instructions. The Company has retained Morrow & Co., New York, New York, at an approximate total cost of $7,500, plus out-of-pocket expenses, to assist in the solicitation of proxies by mail, personally or by telephone or other means of communication.

                                                                      EXHIBIT A

                           COMPASS BANCSHARES, INC.

                         1996 LONG TERM INCENTIVE PLAN

  Section 1. PURPOSE OF THE PLAN; DEFINITIONS. The purpose of the Compass Bancshares, Inc. 1996 Long Term Incentive Plan (the "Plan") is to further the growth in earnings and market appreciation of Compass Bancshares, Inc. (the "Corporation"). The Plan provides long-term incentives to those officers and key employees of the Corporation or its subsidiaries who make substantial contributions to the Corporation through their ability, loyalty, industry and invention. The Corporation intends that the Plan will thereby facilitate securing, retaining and motivating officers and key employees of high caliber and good potential.

  For purposes of the Plan, the following terms shall be defined as set forth below:

  (a) "Board" means the Board of Directors of the Corporation.

  (b) "Cause" means (i) a willful and material violation of applicable banking laws and regulations, (ii) dishonesty, (iii) theft, (iv) fraud, (v) embezzlement, (vi) commission of a felony or a crime involving moral turpitude, (vii) substantial dependence or addiction to alcohol or any drug,
(viii) conduct disloyal to the Corporation or its affiliates, or (ix) willful dereliction of duties or disregard of lawful instructions or directions of the officers or directors of the Corporation or its affiliates relating to a material matter.

  (c) "Code" means the Internal Revenue Code of 1986, as amended, or any successors thereto.

  (d) "Committee" means the Compensation Committee of the Board.

  (e) "Common Stock" means the common stock, par value $2.00 per share, of the Corporation.

  (f) "Corporation" means Compass Bancshares, Inc., a Delaware corporation.

  (g) "Disability" means total and permanent disability as determined under the Corporation's long-term disability plan.

  (h) "Disinterested Person" shall mean an individual who qualifies as a "disinterested person" within the meaning set forth in Rule 16b-3(d)(3) as promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission and who qualifies as an "outside director" within the meaning set forth in Section 162(m) of the Code and the regulations promulgated thereunder, or any successor definition thereto.

  (i) "Early Retirement" means retirement from active employment with the Corporation or its Subsidiary on or after the date on which the participant reaches the age of 55 but before the date on which the participant reaches the age of 65.

  (j) "Fair Market Value" means, as of any given date, the closing price of the Common Stock (or if no transactions were reported on such date on the next preceding date on which transactions were reported) in the principal market in which such Common Stock is traded on such date.

  (k) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

  (l) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

  (m) "Normal Retirement" means retirement from active employment with the Corporation or its Subsidiary on or after the date on which the participant reaches the age of 65.

  (n) "Performance Units" means an award granted to a participant pursuant to
Section 9 hereof contingent upon achieving certain performance targets.

  (o) "Plan" means the Compass Bancshares, Inc. 1996 Long Term Incentive Plan.

  (p) "Restricted Stock" means an award of shares of Common Stock granted to a participant pursuant to and subject to the restrictions set forth in Section 10 hereof.

  (q) "Stock Appreciation Rights" means a right granted under Section 8 hereof, which entitles the holder to receive cash or Common Stock in an amount equal to the excess of (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (b) a specified price.

  (r) "Stock Option" means any option to purchase shares of Common Stock granted pursuant to Section 7 hereof.

  (s) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

  (t) "Ten Percent Shareholder" means a person who owns (after taking into account the attribution rules of Code Section 424(b)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation.

  Section 2. ADMINISTRATION.

  (a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of three or more members of the Board who are Disinterested Persons. No member of the Committee shall be eligible to receive awards under the Plan while serving on the Committee, and no member of the Committee shall have been eligible to receive awards for one year prior to serving on the Committee. The Committee shall have full and final authority in its discretion to interpret the provisions of the Plan (and any agreements relating thereto) and to decide all questions of fact arising in its application; to determine the employees to whom awards shall be made under the Plan; to determine the type of award to be made and the amount, size, terms and conditions of each such award; to determine and establish additional terms and conditions not inconsistent with the Plan for any agreements entered into with participants in connection with the Plan; to determine the time when awards will be granted and when rights may be exercised, which may be after termination of employment; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; and to make all other determinations necessary or advisable for the administration of the Plan.

  (b) A majority of the Committee shall constitute a quorum, and the action of a majority of members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee. Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive; provided, however, that any such decision made or action taken may be reviewed by the Board, in which event the determination of the Board shall be final and conclusive. This provision shall not be construed to grant to any person any right to review by the Board of any decision made or action taken by the Committee.

  (c) Neither the Board nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board may be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorney's fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance that may be in effect from time to time, in all events as a majority of the Board then in office may determine from time to time, as evidenced by a written resolution thereof. In addition, no member of the Board and no employee of the Corporation shall be liable for any act or failure to act hereunder, by any other member or other employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or for any act or failure to act by such member or employee, in all events except in circumstances involving such member's or employee's bad faith, gross negligence, intentional fraud, or violation of a statute.

  Section 3. PARTICIPANTS. Persons eligible to participate in the Plan shall be those officers and key employees of the Corporation or its Subsidiaries who are in positions in which their decisions, actions and counsel significantly impact the performance of the Corporation or its Subsidiaries. Directors of the Corporation who are not otherwise salaried employees of the Corporation shall not be eligible to participate in the Plan.

  Section 4. AWARDS UNDER THE PLAN. Awards by the Committee under the Plan may be in the form of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Performance Units, Restricted Stock, supplemental cash payments and such other forms as the Committee may in its discretion deem appropriate, including any combination of the above. No fractional shares shall be issued under the Plan, and the minimum value of any shares issued under the Plan shall be the par value at the time of award.

  Section 5. SHARES SUBJECT TO PLAN.

  (a) The shares that may be issued under the Plan shall not exceed in the aggregate 1,900,000 shares of Common Stock. Such shares may be authorized and unissued shares or treasury shares. Except as otherwise provided herein, any shares subject to an option or right which for any reason expires or is terminated unexercised as to such shares shall again be available under the Plan.

  (b) The maximum number of shares subject to awards which may be granted under the Plan to any individual in any one year is 200,000 (subject to appropriate adjustments to reflect changes in the capitalization of the Corporation).

  (c) In the event of any change in the outstanding Common Stock of the Corporation by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or otherwise, the Committee shall adjust the number of shares of Common Stock which may be issued under the Plan and the Committee shall provide for an equitable adjustment of any shares issuable pursuant to awards outstanding under the Plan.

  Section 6. EFFECTIVE DATE. The effective date of this Plan shall be the date it is adopted by the Board, provided that the stockholders of the Corporation shall approve this Plan in accordance with Rule 16b-3 of the Securities Exchange Act of 1934 and, to the extent this Plan provides for the issuance of Incentive Stock Options, the stockholders of the Corporation shall approve those portions of this Plan related to the granting of Incentive Stock Options within twelve (12) months after the date of adoption. If any awards are granted under the Plan before the date of such stockholder approval, such awards automatically shall be granted subject to such approval.

  Section 7. STOCK OPTIONS. Stock Options may be granted either alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Each Stock Option shall be evidenced by a written option agreement that shall specify, among other things, the type of Stock Option granted, the option price, the duration of the Stock Option, the number of shares of Common Stock to which the Stock Option pertains, and the schedule on which such Stock Options become exercisable.

  The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

  The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

  Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under
Section 422 of the Code. Notwithstanding the foregoing, in the event an optionee voluntarily disqualifies a Stock Option as an Incentive Stock Option within the meaning of Section 422 of the Code, the Committee may, but shall not be obligated to, make such additional grants, awards or bonuses as the Committee shall deem appropriate, to reflect the tax savings to the Corporation which result from such disqualification.

  Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

  (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than the Fair Market Value of the

Common Stock on the date of the grant of the Stock Option; provided, however, if the Stock Option is an Incentive Stock Option granted to a Ten Percent Shareholder, the option price for each share of Common Stock subject to such Incentive Stock Option shall be no less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date such Incentive Stock Option is granted.

  (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date such Stock Option is granted.

  (c) Exercisability. Subject to Section 7(i) hereof with respect to Incentive Stock Options, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time, in whole or in part, based on performance and/or such other factors as the Committee may determine in its sole discretion.

  (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Common Stock owned by the optionee (based on the Fair Market Value of the Common Stock on the date the option is exercised, as determined by the Committee). No shares of Common Stock resulting from the exercise of a Stock Option shall be issued until full payment therefor has been made. An optionee shall have the rights to dividends or other rights of a stockholder with respect to shares subject to the Stock Option when the optionee has given written notice of exercise and has paid in full for such shares.

  (e) Non-transferability of Options. Except as otherwise set forth in this
Section 7(e), no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. For purposes of paragraphs (f), (g), (h) and (i) of this Section 7, a transferred option may be exercised by the transferee only to the extent that the optionee would have been entitled had the option not been transferred.

  (f) Termination by Death. Unless otherwise determined by the Committee at grant, if any optionee's employment with the Corporation or any Subsidiary terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of three (3) years from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

  (g) Termination by Reason of Disability. Unless otherwise determined by the Committee at grant, if any optionee's employment with the Corporation or any Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after three (3) years from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three year period, any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months from the date of such death or for the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of
Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

  (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee at grant, if an optionee's employment with the Corporation or any Subsidiary terminates by reason of Normal Retirement or Early Retirement (with Committee consent), under a formal plan or policy of the Corporation, any Stock Option held by such optionee shall expire upon the earlier of (i) the expiration date set forth in the Stock Option agreement to which such Stock Option is subject, or (ii) three (3) years from the date of such Normal or Early Retirement. An optionee shall not be deemed to have retired during any leave of absence of the optionee authorized by the Corporation or any Subsidiary under its standard personnel practices. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

  (i) Limit on Value of Incentive Stock Option First Exercisable Annually. The aggregate Fair Market Value (determined at the time of grant) of the Common Stock for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year under the Plan (and/or any other stock option plans of the Corporation or any Subsidiary) shall not exceed $100,000.

  Section 8. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights shall be evidenced by Stock Appreciation Rights agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

  (a) Award. A Stock Appreciation Right shall entitle the grantee to receive upon exercise the excess of (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (b) a specified price which shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time the Stock Appreciation Right was granted, or, if granted in connection with a previously issued Stock Option, not less than 100% of the Fair Market Value of the Common Stock at the time such option was granted. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Option (including, in addition to options granted under the Plan, options granted under other plans of the Corporation), or not in connection with a Stock Option.

  (b) Term. Stock Appreciation Rights shall be granted for a period of not more than ten (10) years, and shall be exercisable in whole or in part at such time or times and subject to such other terms and conditions as shall be prescribed by the Committee at the time of grant.

  (c) Payment. Upon exercise of a Stock Appreciation Right, payment shall be made in the form of Common Stock (at the Fair Market Value on the date of exercise), in cash, or in a combination thereof, as the Committee may determine.

  (d) Effect on Shares. The exercise of a Stock Appreciation Right shall be treated as the issuance of a share of Common Stock for purposes of calculating the maximum number of shares which have been issued under the Plan.

  (e) Stock Appreciation Right Granted with Incentive Stock Option. A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Common Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

  Section 9. PERFORMANCE UNITS. Performance Units shall be evidenced by performance unit agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time. Such agreements shall contain in substance the following terms and conditions:

  (a) Performance Period. The performance period for a Performance Unit shall be established by the Committee and shall be not more than ten (10) years.

  (b) Valuation of Units. A value for each Performance Unit shall be established by the Committee, together with principal and minimum performance targets to be achieved with respect to the Performance Unit during the performance period. The participant shall be entitled to receive one hundred percent (100%) of the value of the Performance Unit if the principal target is achieved during the performance period, but shall be entitled to receive nothing for such Performance Unit if the minimum target is not achieved during the performance period. The participant shall be entitled to receive a stated portion of the value of the Performance Unit for performance during the performance period which meets or exceeds the minimum target but fails to meet the principal target.

  (c) Performance Targets. The performance targets established under the Plan shall relate to the performance of the Corporation or any segment thereof (collectively referred to in this Section 9 as "Corporation's performance") over the performance period, and may be established in terms of growth in earnings or equity, ratio of earnings to stockholders' equity or to total capital, or any other performance standards as may be determined by the Committee. Multiple targets may be used and may have the same or different weighting, and they may relate to the Corporation's absolute performance or the Corporation's performance as measured against that of other companies, or any other standards as may be determined by the Committee.

  (d) Adjustments. At any time prior to payment of the Performance Units, the Committee may adjust previously established performance targets and other terms and conditions, to reflect major unforeseen events such as changes in laws, regulations or accounting policies or procedures, mergers, acquisitions or divestitures or extraordinary, unusual or nonrecurring items or events.

  (e) Payments of Performance Units. Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained for such period as well as the other terms and conditions established by the Committee. The Committee shall determine what, if any, payment is due on the Performance Units and whether such payment shall be made in cash, in Common Stock, or partially in cash and partially in Common Stock. Any payments made in Common Stock shall be calculated based on the Fair Market Value of the Common Stock. Payments shall be made as promptly as practicable following the end of the performance period unless deferred subject to such terms and conditions as may be prescribed by the Committee.

  (f) Termination by Death, Disability or Retirement. Any employee granted a Performance Unit pursuant to this Section 9, who, by reason of death, Disability or Normal or Early Retirement, terminates employment before the end of the performance period, may be entitled to receive a portion of any earned Performance Unit. The Committee, in its discretion, will determine the amount, if any, of the Performance Unit earned and the time at which payment will be made.

  (g) Other Termination. An employee who voluntarily terminates employment or whose employment is terminated involuntarily for Cause will forfeit all rights under the Performance Unit.

  (h) Section 162(m) Provisions. Notwithstanding any other provision of the Plan to the contrary, performance targets established by the Committee for the top five most highly compensated officers of the Corporation shall be pre-established objective performance goals within the meaning of Section 162(m) of the Code and treasury regulations promulgated thereunder. Furthermore, and notwithstanding any other provision of the Plan to the contrary, once the Committee has established one or more performance targets with respect to a Performance Unit granted to one of the top five most highly compensated officers of the Corporation, the Committee shall have no discretion to waive or alter the targets after the earlier of (i) the expiration of twenty-five percent (25%) of the performance period or (ii) the date on which the outcome under the targets is substantially certain.

  Section 10. RESTRICTED STOCK AWARDS.

  (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Corporation and its Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price, if any, to be paid by the recipient of Restricted Stock (subject to Section 10(b) hereof), the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals, or such other criteria as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

  (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the then applicable terms and conditions.

    (i) Awards of Restricted Stock must be accepted within a period of ninety
   (90) days (or such shorter period as the Committee may specify) after the award date by executing a Restricted Stock Award Agreement and paying whatever price, if any, is required.

    (ii) A stock certificate in respect of shares of Restricted Stock shall be issued in the name of each participant who is awarded Restricted Stock. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

        "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Compass Bancshares, Inc. 1996 Long Term Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and the Corporation. Copies of such Plan and Agreement are on file in the offices of the Corporation, 15 South 20th Street, Birmingham, Alabama 35233."

    (iii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such award.

  (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 10 shall be subject to the following restrictions and conditions:

    (i) Subject to the provisions of this Plan and the Restricted Stock Award Agreements, during such period as may be set by the Committee commencing on the grant date (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on performance and/or such other factors as the Committee may determine, in its sole discretion.

    (ii) Except as provided in paragraph (c)(i) of this Section 10, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote and to receive any dividends. Dividends paid in stock of the Corporation or stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock. Certificates for shares of unrestricted Stock shall be delivered to the participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock.

    (iii) Subject to the provisions of the Restricted Stock Award Agreement and this Section 10, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant; provided, however, that the participant shall be entitled to retain the shares of Restricted Stock which have been paid for by the participant.

    (iv) In the event of death or Disability or in the event that a participant's employment is terminated as the result of special hardship circumstances (other than for Cause), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

  Section 11. SUPPLEMENTAL CASH PAYMENTS. Subject to the Committee's discretion, Stock Options, Stock Appreciation Rights, Performance Units, or Restricted Stock agreements may provide for the payment by the Corporation of a supplemental cash payment after the exercise of a Stock Option or Stock Appreciation Right, at the time of payment of a Performance Unit or at the end of the restriction period of a Restricted Stock award. Supplemental cash payments shall be subject to such terms and conditions as shall be provided by the Committee at the time of grant, provided that in no event shall the amount of each payment exceed:

    (a) In the case of a Stock Option, the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the option price, multiplied by the number of shares for which such option is exercised, or

    (b) In the case of a Stock Appreciation Right, Performance Unit or Restricted Stock award, the value of the shares and other consideration issued in payment of such award.

  Section 12. SALE OR MERGER OF CHANGE IN CONTROL. In the case of a merger or consolidation in which the Corporation is not the surviving corporation, or a sale of all or substantially all of the business or property of the Corporation, or liquidation or dissolution of the Corporation, or in the event of a tender offer or any other change involving a threatened change in control of the Corporation which, in the opinion of the Committee, could deprive the holders of the benefits intended to be conferred by awards hereunder, the Committee may, in anticipation of any such transaction or event, either at the time of grant or thereafter, make such adjustments in the terms and conditions of outstanding awards, as the Committee in its sole discretion determines are equitably warranted under the circumstances including, without limitation, (i) acceleration of exercise terms, or (ii) acceleration of the lapse of restrictions and/or performance objectives or other terms.

  Section 13. GENERAL PROVISIONS.

  (a) Governmental or Other Regulations. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory authority, or (c) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. A participant shall agree, as a condition of receiving any award under the Plan, to execute any documents, make any representations, agree to restrictions on stock transferability and take any actions which in the opinion of legal counsel to the Corporation is required by any applicable law, ruling or regulation.

  (b) Rights of a Stockholder. The recipient of any award under the Plan, unless otherwise provided by the Plan, shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to the recipient.

  (c) No Additional Rights. Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Corporation or its Subsidiaries, or affect any right which the Corporation or such Subsidiaries may have to terminate the employment of the participant.

  (d) Withholding. Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock under the Plan, the Corporation shall have the right to require the recipient to remit to the Corporation or provide indemnification satisfactory to the Corporation for, an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the issuance or delivery of any certificate or certificates for such shares. Whenever payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state or local withholding tax requirements.

  (e) Non-Assignability. No award under the Plan shall be assignable or transferable by the participant except by will or by the laws of descent and distribution. During the life of a participant, such award shall be exercisable only by the participant or by the participant's guardian or legal representative.

  (f) Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Corporation, nothing set forth herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

  (g) Non-Uniform Determination. The Committee's determinations under the Plan (including, without limitation, determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of awards and the agreements evidencing the awards, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated. Notwithstanding anything contained in the Plan, the Corporation may make loans to participants in connection with awards under the Plan or otherwise.

  (h) Amendment or Termination. The Board may amend, modify, suspend or terminate the Plan at any time; provided, however, that without stockholder approval, the Board may not increase the maximum number of shares which may be issued under the Plan (except increases pursuant to Section 5(c) hereof), change the class of employees eligible to receive awards, extend the period during which any award may be exercised, extend the term of the Plan or change the minimum option price. The termination or any modification, suspension or amendment of the Plan shall not, without the consent of a participant, adversely affect the participant's rights under an award previously granted. The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without his consent. The Committee may also substitute new Stock Options for previously granted Stock Options including options granted under other plans applicable to the participant and previously granted Stock Options having higher option prices.

  (i) Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the sale or exercise of awards under the Plan shall be added to the Corporation's general funds and used for general corporate purposes.

  (j) Section 16. It is intended that the Plan and any grants made to a person subject to Section 16 of the Securities Exchange Act of 1934 meet all of the requirements of Rule 16b-3 thereunder. If any provision of the Plan or any award hereunder would disqualify the Plan or such award, or would otherwise not comply with Rule 16b-3, such provision or award shall be construed or deemed amended to conform to Rule 16b-3.

  (k) No Restriction on Right of Company to Effect Corporate Changes. Nothing in the Plan shall affect the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

  (l) Construction of Plan. The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Alabama.

  (m) Duration of the Plan. The Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of shares or the payment of cash, but no award shall be granted more than ten (10) years after the effective date hereof.

P
R
O
X
Y
                           COMPASS BANCSHARES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Garrett R. Hegel, Jerry W. Powell, and Byrd Williams, or any of them, proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of common stock of Compass Bancshares, Inc., held of record by the undersigned on February 23, 1996, at the annual meeting of stockholders to be held on April 9, 1996, or at any adjournment(s) or postponement(s) thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                (CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE)

                                                                         ----+
    PLEASE MARK                                                              |
[X] VOTES AS IN                                                              |
    THIS EXAMPLE.

    IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT.

    1.  ELECTION OF DIRECTORS. NOMINEES:

        William Eugene Davenport, Marshall Durbin, Jr.,
        Trantum Fitzpatrick, John S. Stein, and Robert J. Wright

                 FOR        WITHHELD
                 [ ]          [ ]

    [ ]
    ---------------------------------------
     For all nominees except as noted above


                                     FOR   AGAINST  ABSTAIN
    2. Approve the appointment of    [ ]     [ ]      [ ]
       KPMG Peat Marwick LLP as
       the independent auditors of
       the Corporation.


                                     FOR   AGAINST  ABSTAIN
    3. Approve the Corporation's     [ ]     [ ]      [ ]
       1996 Long Term Incentive
       Plan.


      MARK HERE
    FOR ADDRESS [ ]
     CHANGE AND
   NOTE AT LEFT

    When signing as attorney, trustee or guardian, please give full style as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    Please sign exactly as named appears hereon. When shares are held by joint tenants, both should sign. Please mark, sign, date and return the proxy promptly using the enclosed envelope.

Signature:               Date:          Signature:            Date:
          --------------      ---------           -----------      ---------

                                  DETACH HERE

TO: Compass Bank, as Plan Trustee of the Compass Bancshares, Inc.
Employee Stock Ownership/401(K) Plan

I hereby direct you, as Trustee of the Compass Bancshares, Inc. Employee Stock Ownership/401(k) Plan (the "Plan") to act in accordance with the instructions
I have specified on the reverse side hereof in voting each share of Compass Bancshares, Inc. common stock ("Bancshares Stock") allocated to my account under the Plan at the 1996 Annual Meeting of Stockholders of Compass Bancshares, Inc. to be held on April 9, 1996, and at any adjournment thereof. Any previous instructions to the Plan Trustee relating to the 1996 Annual Meeting of Stockholders of Compass Bancshares, Inc. hereby are revoked. Under the terms of the Plan and subject to the Plan Trustee's responsibilities under ERISA, the Plan Trustee will vote Bancshares Stock allocated to the accounts of Plan participants and beneficiaries ("Participants") in accordance with timely instructions received from such Participants and will not vote Bancshares Stock allocated to Plan Participants if the Plan Trustee does not receive timely instructions from such Participants on or before the date designated below.

IMPORTANT: YOUR INSTRUCTIONS SHOULD BE MAILED IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED. IN ORDER TO COMPLY WITH YOUR INSTRUCTIONS, THIS CARD MUST BE PROPERLY EXECUTED AND MAILED TO THE FIRST NATIONAL BANK OF BOSTON SO AS TO BE RECEIVED BEFORE 5:00 P.M. EASTERN TIME ON APRIL 4, 1996. YOUR INSTRUCTIONS WILL BE KEPT CONFIDENTIAL.

DO NOT MAIL THESE INSTRUCTIONS TO COMPASS BANK OR COMPASS BANCSHARES.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

    PLEASE MARK
[X] INSTRUCTIONS AS
    IN THIS EXAMPLE.

  Items left blank will not be considered instructions to this Plan Trustee.
                        ---

  1.  Election of Directors of Compass Bancshares, Inc.:
  Nominees:
  William Eugene Davenport, Marshall Durbin, Jr.,
  Trantum Fitzpatrick, John S. Stein, and Robert J. Wright

    FOR         WITHHELD
    [ ]            [ ]

    [ ]
       ------------------------------------
    For all nominees except as listed above

  2. Approve the appointment of KPMG Peat Marwick, LLP as the Independent auditors of Compass Bancshares, Inc.

    FOR               AGAINST           ABSTAIN
    [ ]                 [ ]               [ ]

  3.  Approve the Compass Bancshares, Inc. 1996 Long Term Incentive Plan.

    FOR               AGAINST           ABSTAIN
    [ ]                 [ ]               [ ]


   MARK HERE
 FOR ADDRESS
  CHANGE AND [ ]
NOTE AT LEFT

            (Important Please sign exactly as name appears hereon.)


Signature                    Date         Signature                 Date
         -------------------     --------          ----------------     --------